SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2007

Futomic Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31361	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10805 Holder Street, Suite 210 Cypress, CA 90630
(Address of principal executive offices)

714-821-8093
(Issuer’s telephone number)
9717-53 Avenue, 2nd Floor Edmonton, Alberta, Canada T6E 5E9
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 1, 2007, Gately & Associates, LLC (the “Former Accountant”) was dismissed as the Company’s accountant. The Company has engaged Moore & Associates, Chtd. as its principal accountant’s effective February 1, 2007. The decision to change accountants was approved by the Company’s board of directors. The Company did not consult with Moore & Associates, Chtd. on any matters prior to retaining such firm as its principal accountants.

During the Company’s fiscal years ended December 31, 2004 and December 31, 2005 and through the interim period ended September 30, 2006, there were no disagreements with the Former Accountant on any matters concerning accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of the Former Accountant would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

The Former Accountants’ audit report for the Company’s fiscal year ended December 31, 2004 and the audit report for the Company’s fiscal year ended December 31, 2005, did not contain any adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2004 and December 31, 2005 and through the interim period ended September 30, 2006, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(A) and (B) of Item 304 of Regulation S-B.

On February 5, 2007, and again on February 23, 2007, the Company provided the Former Accountant with its disclosures in this Form 8-K and Form 8-K/A disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Auditor’s response is attached hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description.
16.1	Letter to SEC from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Futomic Industries Inc.

/s/ Kelly Owen
Kelly Owen
Chief Executive Officer, President and Director

Date: February 23, 2007